Exhibit 10.24

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT(this “Subordination Agreement”), is entered into as of August 30, 2012, by and among the Office of the Governor Economic Development and Tourism of the State of Texas (the “Subordinated Creditor”); Ideal Power Converters, Inc., a Texas corporation(“Debtor”); the undersigned senior lenders(collectively, the “Senior Creditors”); and a collateral agent to be appointed pursuant to the Senior Loan Agreements, as defined below (“Collateral Agent”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the below-defined Senior Loan Agreements.

RECITALS

A. Debtor and Senior Creditors will or have entered into Securities Purchase Agreement (“SPA”), a Senior Secured Convertible Note, and a Security Agreement, each dated as of the date hereof (collectively as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Senior Loan Agreements”), pursuant to which Senior Creditors have loaned or propose to loan funds to Debtor; it is further contemplated that the Debtor will issue senior, secured  convertible promissory notes and warrants (or similar securities) to additional investors (collectively, the “Senior Loans” or the “Senior Debt”).

B. Debtor contemplates obtaining Senior Loans of up to $5,000,000 in principal amount (“Maximum Principal Amount”), and that certain of the Senior Loans will have a duration of 12 months from issuance and the balance will have a duration of up to 18 months from issuance.

C. Debtor is indebted to Subordinated Creditor in the principal amount of One Million dollars ($1,000,000) plus accrued interest(the “Subordinated Debt”), as evidenced by (a) the Texas Emerging Technology Fund Award and Security Agreement dated October 1, 2010, and (b) the Investment Unit dated October 1, 2010, each between Debtor and Subordinated Creditor (together, the “Subordinated Debt Instrument”).

D. Senior Creditors have requested that Subordinated Creditor and Debtor execute this Agreement as a condition to lending funds to the Debtor constituting Senior Loans.

AGREEMENT

NOW, THEREFORE, in order to induce Senior Creditors to loan funds to the Debtor which shall constitute Senior Loans, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows.

Section 1.                      Interpretation.

(a)           Definitions. Unless otherwise expressly provided in this Subordination Agreement, each term set forth in Schedule I, when used in this Subordination Agreement, shall have the respective meaning given to that term in Schedule I or in the provision of this Subordination Agreement referenced in Schedule I.

(b) Headings. Headings in this Subordination Agreement are for convenience of reference only and are not part of the substance hereof.

(c) Plural Terms. All terms defined in this Subordination Agreement in the singular form shall have comparable meanings when used in the plural form and vice versa.

(d) Other Interpretive Provisions. References in this Subordination Agreement to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto, (ii) shall include documents, instruments or agreements issued or executed in replacement thereof, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “include” and “including” and words of similar import when used in this Subordination Agreement shall not be construed to be limiting or exclusive.

Section 2.                                Subordination.

(a) Priorities. Senior Creditors and Subordinated Creditor hereby agree that, subject to the provisions of paragraph 10(j) below, the Subordinated Debt and any Subordinated Debt Payment (either upon an “event of default” under the Subordinated Debt Instrument, or in connection with a pre-payment) are and shall be subordinate to the Senior Debt and all required payments therein, to the extent and in the manner set forth herein, notwithstanding any applicable law to the contrary and notwithstanding anything to the contrary contained in the Senior Loan Agreement, the Subordinated Debt Instrument or any other agreement to the contrary. All of the Senior Debt shall be deemed to have been made or incurred in reliance upon this Subordination Agreement. Except as herein explicitly set forth, nothing herein shall abridge or restrict any rights which Subordinated Creditor has or may have against Debtor under the Subordinated Debt Instrument, the Investment Unit dated October 1, 2010, or any other agreement or instrument executed by Subordinated Debtor and Debtor with respect to the Subordination Debt.

(b) Restricted Actions. Except as otherwise expressly provided in Section 3, until all Senior Debt is indefeasibly paid in full in cash, (i) Debtor will not make, permit or cause and Subordinated Creditor will not accept, permit or cause any Subordinated Debt Payment; (ii) Subordinated Creditor will not demand payment on, accelerate the maturity of, or bring any action for the payment of the Subordinated Debt; institute or join with others in instituting any Debtor Relief Proceeding against Debtor; interfere with Senior Creditors’ Lien on the Collateral or take any other action to collect the Subordinated Debt or enforce its rights in connection therewith (provided that Subordinated Creditor may file a proof of claim in connection with a Debtor Relief Proceeding); and (iii) none of Debtor nor Subordinated Creditor will take any other action prejudicial to or inconsistent with the priorities and other rights granted to Senior Creditors hereunder.  Nothing herein set forth shall alter or restrict the rights of Subordinated Creditor to declare that a default has occurred as defined within or as permitted under the Subordinated Debt Instrument (a "Subordinated Debt Default). In the event of a Subordinated Debt Default that Debtor does not cure within the time periods allowed under the Subordinated Debt Instrument, Subordinated Creditor shall notify the Senior Creditors but shall not take further  action the Debtor.

(c) Turnover. Except for payments permitted to be made to Subordinated Creditor pursuant to Section 3 hereof, if any cash, cash equivalents, securities or other property should be received by Subordinated Creditor (or by any other Person for the benefit of Subordinated Creditor) as Subordinated Debt Payments, Subordinated Creditor shall immediately deliver (or cause to be delivered) the same to Senior Creditors in the form in which received, together with any endorsement, assignment or other writings necessary for Senior Creditors to realize the value thereof and to apply to the Senior Debt. Until such cash, cash equivalents, securities and other property received by Subordinated Creditor are so delivered to Senior Creditors (except for payments permitted to be made to Subordinated Creditor pursuant to Section 3 hereof), the same shall be held by Subordinated Creditor in trust for the benefit of Senior Creditors and shall not be co-mingled with any other property of Subordinated Creditor.

(d) Acknowledgement of Purchase Rights of Subordinated Creditor. The Debtor and Senior Creditors hereby agree and acknowledge that notwithstanding any provision of this Agreement, nothing set forth herein shall alter or otherwise restrict any rights which the Subordinated Creditor has to acquire securities of the Debtor under the Investment Unit dated October 1, 2010, in accordance with the terms and conditions of that agreement and any related amendments, including any warrant, option or other instrument issued in connection therewith.

(e) Obligations of Debtor Unconditional. Subject to Sections 3 and 5(v), nothing contained in this Subordination Agreement is intended to or shall impair, as between Debtor and Subordinated Creditor, the obligation of Debtor to pay the Subordinated Debt as and when due and payable in accordance with its terms, or is intended or shall affect the relative rights of Subordinated Creditor and creditors of Debtor other than Senior Creditors.

(f) Filing Proof of Claim. Should Debtor become a party to any Debtor Relief Proceeding, then in connection therewith Senior Creditors shall have the right to (i) file on behalf of Subordinated Creditor all claims or proofs of debt in respect of the Subordinated Debt in the form required (provided, however, that if Subordinated Creditor files a claim or proof of claim prior to ten (10) business days before the expiration of the time, as provided by applicable statute, to file such claims or proofs of claim, then Subordinated Creditor shall have the right to file such claims and proofs of claim); (ii) demand, sue for, collect or receive the payments and distributions in respect of any Subordinated Debt (provided, however, that if Subordinated Creditor takes any such action no later than ten (10) business days after Senior Creditors make a written request (which may or may not be through the Collateral Agent), instructing Subordinated Creditor to take such action, then Subordinated Creditor shall have the right to take any such actions); and (iii) file and prove all claims therefor and to take all such other action in the name of Subordinated Creditor or otherwise as Senior Creditors may determine to be necessary or appropriate for the enforcement of the provisions of this Section 2 (provided, however, that if Subordinated Creditor takes any such action no later than ten (10) business days after Senior Creditors make a written request, instructing Subordinated Creditor to take such action, then Subordinated Creditor shall have the right to take any such actions); (iv) vote on behalf of Subordinated Creditor in respect of the Subordinated Debt (provided, however, that if Subordinated Creditor shall vote in respect of its interests in the Subordinated Debt as determined and requested by Senior Creditors prior to ten (10) business days before the expiration of the time to exercise its right to so vote, as provided by applicable statute or by the applicable bankruptcy court, receiver or trustee, then Subordinated Creditor shall have the right to so vote).

(g) Amendments to Subordinated Note Instrument. No provision of the Subordinated Note Instrument shall, without the prior written consent of the Senior Creditors, be amended, supplemented or otherwise modified if the effect of such amendment, supplement or other modification would be to (i) advance the final maturity date of the Subordinated Debt or any other scheduled date for the payment of principal, interest or other sums payable in respect of the Subordinated Debt, (ii) impose on the Debtor rates of interest, prepayment charges, premiums, closing fees or other fees or other amounts that, taken as a whole, are materially greater than the respective amounts thereof in effect immediately prior to such amendment, modification or supplement, or (iii) impose on the Debtor any representations, warranties, covenants, events of default, remedies or other provisions that, taken as a whole, are materially more restrictive or burdensome to the Debtor than the terms and provisions of the Subordinated Debt Instrument as in effect on the date of this Agreement; provided that nothing contained in this Section 2(g) or elsewhere in this Agreement shall be construed to require the consent of the Senior Creditors for (A) any waiver by the Subordinated Creditor of any event of default under the Subordinated Debt Instrument or other term, provision or condition contained in the Subordinated Debt Instrument, (B) any waiver by the Subordinated Creditor of any of the rights and remedies of the Subordinated Creditor thereunder, or (C) any modification of covenants under the Subordinated Debt Instrument by mutual agreement of the Debtor and Subordinated Creditor (including but not limited to the commercialization milestones set forth therein).

(h) Legend. The original Subordinated Debt Instrument, and any other instrument evidencing the Subordinated Debt or any portion thereof, may be inscribed with a legend conspicuously indicating that payment thereon is subordinated to the claims of Senior Creditors pursuant to the terms of this Subordination Agreement, and copies of the Subordinated Debt Instrument will forthwith be delivered to Senior Creditors. Any instrument evidencing any of the Subordinated Debt or any portion thereof which is hereafter executed will, on the date thereof, be inscribed with the aforesaid legend, and copies thereof will be delivered to Senior Creditors on the date of its execution or within five (5) business days thereafter. Notwithstanding the foregoing, Subordinated Creditor may elect in writing to notify the Senior Creditors that Subordinated Creditor has filed this Agreement alongside the Subordinated Debt Instrument and alongside any other transaction documents or instruments related to the Subordinated Debt and in such event, Subordinated Debtor covenants to disclose in writing to any assignee, transferee or successor of Subordinated Debtor of the terms and rights of the Senior Creditors under this Agreement.

Section 3.                      Permitted Actions. Notwithstanding anything to the contrary set forth in the Subordinated Debt Instrument or otherwise Debtor may pay, and Subordinated Creditor may receive, the Entire Subordinated Debt Instrument Balance, upon the earlier of (x) the sale of all or substantially all of the assets of Debtor, or (y) a change in the ownership of more than forty-nine percent (49%) of the issued and outstanding stock of Debtor; provided, however, that, no such amounts may be paid to Subordinated Creditor unless Senior Creditors have been paid in full all of the Senior Debt prior to the payment to Subordinated Creditor of the Entire Subordinated Debt Instrument Balance, or each of the following has occurred:

(a) with respect to the event in clauses (x) or (y) of Section 3 above, Senior Creditors have waived in writing its requirement that the Senior Debt be paid in full as a result of the occurrence of any such event;

(b) a recapitalization of Debtor has occurred in the amount of not less than the Entire Subordinated Debt Instrument Balance and upon terms satisfactory to Senior Creditors;

(c) no Debtor Relief Proceeding or Senior Debt Payment Default shall have commenced and be continuing as of the date of payment of the Entire Subordinated Debt Instrument Balance;

(d) no other Senior Debt Default shall have been declared by Senior Creditors in a written notice to Debtor (which Senior Debt Default shall not have been waived in writing) as of the date of payment of the Entire Subordinated Debt Instrument Balance; and

(e) ten (10) business days prior to such payment of the Entire Subordinated Debt Instrument Balance, Debtor shall have delivered to Senior Creditors financial statements for Debtor as of the last day of the immediately preceding calendar month, in form and substance satisfactory to Senior Creditors, together with a certification of the Chief Financial Officer of Debtor (which certification shall be true and correct as of the date thereof), confirming each of the matters set forth in clauses (a), (b), (c) and (d) above.

Section 4.                      Representations and Warranties. Subordinated Creditor represents and warrants to Senior Creditors that (i) the execution, delivery and performance by Subordinated Creditor of this Subordination Agreement are within the power of Subordinated Creditor and have been duly authorized by all necessary actions on the part of Subordinated Creditor; (ii) this Subordination Agreement has been duly executed and delivered by Subordinated Creditor and constitutes a legal, valid and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms; (iii) the execution, delivery and performance of this Subordination Agreement do not violate any Requirement of Law; (iv) no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including the shareholders of any Person) is required in connection with the execution, delivery and performance of this Subordination Agreement by Subordinated Creditor, except such consents, approvals, orders, authorizations, registrations, declarations and filings that are so required and which have been obtained and are in full force and effect; (v) the Subordinated Debt is owned by Subordinated Creditor, free and clear of any Liens, other than inchoate statutory Liens arising under law and not in respect of overdue monetary obligations; (vi) the copy of the Subordinated Debt Instrument attached hereto as Exhibit A is a true and complete copy thereof, and the Subordinated Debt Instrument has not been further amended or supplemented; and (vii) no other Debt for borrowed money is payable by Debtor to Subordinated Creditor, with the exception of the Debt evidenced by the Subordinated Debt Instrument.

Section 5.                      Covenants of Subordinated Creditor. Notwithstanding anything to the contrary herein, in the Subordinated Debt Instrument or in any other agreement, until the Senior Debt is indefeasibly paid in full in cash, Subordinated Creditor hereby agrees (i) to perform all acts that may be reasonably necessary to maintain, preserve and protect its rights in the Subordinated Debt and the value of such rights; (ii) to procure, execute and deliver to Senior Creditors all endorsements, assignments and other writings necessary for Senior Creditors to realize the value of any property to which Senior Creditors are entitled hereunder; (iii) not to surrender or lose possession of (other than to Senior Creditors), sell, encumber, assign, grant or permit any Lien in (other than inchoate statutory Liens arising under law and not in respect of overdue monetary obligations) or otherwise transfer to any Person (other than Senior Creditors) any of Subordinated Creditor's rights in the Subordinated Debt or any evidence thereof, provided however that nothing in this Section 5 shall prohibit the transfer or assignment of Subordinated Creditor’s rights in the Subordinated Debt to a successor of the Subordinated Creditor or to another office or entity owned or controlled by the State of Texas; (iv) to provide written notice to Senior Creditors of any Subordinated Debt Default; (v) to not amend or consent to the amendment of the payment provisions of the Subordinated Debt Instrument, provided however that nothing in this Section 5 shall prohibit the Subordinated Creditor from amending or modifying the Subordinated Debt Instrument in accordance with Section 2(g) above; and (vi) that Subordinated Creditor shall not claim any Lien upon any property or assets of Debtor as security for the Subordinated Debt.

Section 6.                      Authorized Actions. Subordinated Creditor authorizes Senior Creditors and/or the Collateral Agent, in their discretion, with prior written notice to Subordinated Creditor, irrespective of any change (including any change in the financial condition of Debtor, Subordinated Creditor, any guarantor or any other Person) or of any other event or circumstance, and without affecting or impairing in any way the obligations of Subordinated Creditor or the rights of Senior Creditors hereunder, from time to time to (a) compromise, extend, accelerate or otherwise change the time for payment or performance of, or otherwise change the terms of, the Senior Debt or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold Collateral or other security for the payment or performance of the Senior Debt and exchange, enforce, waive or release any such Collateral or other security; (c) apply such Collateral or other security and direct the order or manner of sale thereof; (d) purchase such Collateral or other security at public or private sale; (e) otherwise exercise any right or remedy it may have against Debtor, any guarantor, any other Person or any Collateral or other security, including the right to foreclose upon any Collateral by judicial or non-judicial sale; (f) settle, compromise with, release or substitute any one or more makers, endorsers or guarantors of the Senior Debt; or (g) assign any or all of the Senior Debt, this Subordination Agreement, or any related documents, instruments or agreements in whole or in part.

Section 7.                      Waiver. No right of Senior Creditors to enforce the subordination and other terms and conditions provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act by Senior Creditors or by any non-compliance by Debtor with the terms and provisions and covenants herein regardless of any knowledge thereof Senior Creditors may have or otherwise be charged. Senior Creditors shall not be prejudiced in their right to enforce the subordination and other terms and conditions of the Subordinated Debt, by any act or failure to act by Debtor or anyone in custody of its assets or property. Without limiting the generality of the foregoing sentence of this Section 7, Subordinated Creditor waives (a) any right to require Senior Creditors to (i) proceed against Debtor, any guarantor or any other Person, (ii) proceed against or exhaust any Collateral or other security, or (iii) pursue any other remedy in Senior Creditors’ power whatsoever; (b) any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of Subordinated Creditor against Debtor, any guarantor, any other Person or any Collateral or other security, whether resulting from an election by the Senior Creditors to foreclose upon Collateral by non-judicial sale, or otherwise; (c) any setoff or counterclaim of Debtor or any defense which results from any disability or other defense of Debtor or the cessation or stay of enforcement from any cause whatsoever of the liability of Debtor; (d) any right of subrogation, reimbursement or contribution, and right to enforce any remedy which Senior Creditors now have or may hereafter have against Debtor or any other Person, and any benefit of, and any right to participate in, any Collateral or other security now or hereafter received by Senior Creditors; (e) all presentments, demands for performance, notices of nonperformance, protests, notice of dishonor, and notices of acceptance of this Subordination Agreement. Subordinated Creditor has the ability, and assumes the responsibility for keeping informed of the financial condition of Debtor and of other circumstances affecting such nonpayment and nonperformance risks.

Section 8.                      [Intentionally Omitted].

Section 9.                      Default. If any representation or warranty in this Subordination Agreement or in any instrument evidencing or securing the Senior Debt proves to have been false when made, or, in the event of a breach by Debtor or Subordinated Creditor in the performance of any of the terms of this Subordination Agreement or any instrument or agreement evidencing or securing the Senior Debt, all of the Senior Debt shall, at the option of Senior Creditors, become immediately due and payable without presentment, demand, protest, or notice of any kind, notwithstanding any time or credit otherwise allowed. At any time Subordinated Creditor fails to comply with any provision of this Subordination Agreement that is applicable to Subordinated Creditor, Senior Creditors may secure and obtain specific performance of this Subordination Agreement, whether or not Debtor has complied with this Subordination Agreement, and may exercise any other remedy available at law or equity.

Section 10.                                Miscellaneous.

(a)          Notices. Except as otherwise set forth herein, all notices, requests and demands required or permitted to be made hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by express courier or delivery service (provided the same shall provide dated evidence of delivery), or by facsimile, if followed by an original sent by certified mail, registered mail, express courier or delivery service, shall be deemed given or made five (5) business days after mailing if sent by mail, one (1) business day after consignment to an express courier or delivery service, and upon sending thereof if sent by facsimile as provided above, and shall be directed as follows:

If to Subordinated Creditor:

Office of the Governor
Attn: Emerging Technology Fund
P.O. Box 12878
Austin, Texas 78711-2878
E-mail:  ETF.Compliance@governor.state.tx.us

With copy to

Office of the Governor
Attn: General Counsel Division
Emerging Technology Fund
P.O. Box 12878
Austin, Texas 78711-2878

If to Debtor:

Ideal Power Converters, Inc.
5004 Bee Creek Road, Suite 600
Spicewood, Texas 78669
Tel: 512-264-1542

If to Senior Creditors:

To the addresses specified on the signature pages hereto.

With a copy (not constituting notice) to:

Law Offices of Aaron A. Grunfeld
1100 Glendon Ave., Suite 850
Los Angeles, California 90024
Attention: Aaron A. Grunfeld
AGrunfeld@grunfeldlaw.com

or, as to any of the foregoing, at such other address as shall be designated by such party in a written notice to the other party hereto.

(b) No waiver. No failure or delay on the part of Senior Creditors  or on the part of the Collateral Agent in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(c) Amendments and Waivers. Except as otherwise expressly provided herein, this Subordination Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the party or parties against which enforcement thereof is sought. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(d) Assignments. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Debtor may not assign its rights or delegate its duties hereunder without the prior written consent of Senior Creditors and Subordinated Creditor. Senior Creditors may assign, through the sale of participation interests or otherwise, all or any part of its interest under this Subordination Agreement or any related documents upon notice to Subordinated Creditor and an agreement stating that such assignee or participant shall abide by the terms of this Subordination Agreement. Senior Creditors may disclose this Subordination Agreement and the related documents to any potential assignee or participant.

(e)          Entire Agreement. This Subordination Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, whether express or implied, oral or written.

(f)          Counterparts. This Subordination Agreement may be executed in any number of identical counterparts, any set of which signed by all parties hereto shall be deemed to constitute a complete, executed original for all purposes.

(g)           Governing Law: Choice of Forum.

(i) Texas Law. This Subordination Agreement shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws and not the law of conflicts of the State of Texas.

(ii) Forum. Any legal action or proceeding with respect to this subordination agreement or any other loan document may be brought in the courts within the State of Texas or in any court of the United States within the State of Texas, and by execution and delivery of this Subordination Agreement, Debtor, Subordinated Creditor and Senior Creditors’ consent, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each of Debtor, Subordinated Creditor and Senior Creditors irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this subordination agreement or any document related hereto. Debtor and Subordinated Creditor hereby waive personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to such person at its address set forth in Section 10(a) and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails. Nothing contained herein shall affect the right of Senior Creditors to serve legal process by any other manner permitted by law.

(h)           Further Assurances.  From and after the date hereof, the parties shall, on request, cooperate with one another by furnishing any additional information, executing and delivering any additional documents and instruments, and doing any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

(i)           No Waiver of Sovereign Immunity of the State of Texas.  Nothing in this Agreement shall be construed as waiving any rights of or to Sovereign Immunity inuring to the Subordinated Creditor under the laws of the State of Texas.

(j)           Term of Subordination. Notwithstanding anything else herein set forth, this Subordination Agreement shall terminate upon the earlier of (i) payment of the Senior Loans or (ii) the automatic conversion of Senior Loans in accordance with the terms of the Senior Loan Agreements, upon completion of Debtor’s initial public offering of securities (“IPO”). Debtor has advised Subordinated Creditor that Debtor will endeavor in good faith to close, but cannot assure that the IPO will be completed by or about to August 30, 2013.

[The Remaining Portion of this Page is Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be executed as of the day and year first above written.

DEBTOR:                                                      IDEAL POWER CONVERTERS, INC.

By: /s/ Christopher Cobb
Name: Christopher Cobb
Title: Chief Executive Officer

SUBORDINATED
CREDITOR:	THE OFFICE OF THE GOVERNOR ECONOMICDEVELOPMENT AND TOURISM

By: /s/ Jeffrey A. Boud
Name:
Title:

COLLATERAL AGENT:                                                                [___________________], a [California ___________]

By: /s/ Anthony DiGiandomenico

Name: Anthony DiGiandomenico

Title: _____________________________________

SENIOR CREDITORS:

_________________________________ (Print Name of Subscriber)	__________________________________ (Name of Co-Subscriber, if applicable)

__________________________________ (Signature)	__________________________________ (Signature)

Name:	Name:_____________________________
Title:______________________________	Title: ______________________________

Mailing Address:	Telephone No.:_____________________
__________________________________	Facsimile No:______________________
__________________________________	Email Address:_____________________
__________________________________
(City, State and Zip)

SCHEDULE I

Definitions

“Collateral” shall mean any assets of any Debtor or any other Person which is subject to a Lien in favor of Senior Creditors.

“Collateral Agent” shall have the meaning set forth in the Preamble.

“Debt” shall mean, with respect to any Person, all loans, advances and indebtedness for borrowed money, howsoever arising, owed by such Person of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all principal, interest, fees, taxes, charges, expenses (including attorneys' fees) and other amounts payable in connection therewith, and all obligations and liabilities under guaranties.

“Debtor” shall have the meaning given to that term in the introductory paragraph hereof.

“Debtor Relief Proceeding” shall mean any suit, action, case or other proceeding commenced by, against or for Debtor or its property seeking the dissolution, liquidation, reorganization or other relief of Debtor or its Debt under any state, federal or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a receiver, trustee, liquidator, custodian or other similar official for Debtor or its property or any general assignment by Debtor for the benefit of its creditors.

“Entire Subordinated Debt Instrument Balance” shall mean the entire principal amount then payable under the Subordinated Debt Instrument (not to exceed One Million dollars ($1,000,000)), plus interest accrued pursuant to the Investment Unit Agreement.

“Fiscal Quarter” means each three-month period ending on March 31, June 30, September 30, and December 31 during any Fiscal Year.

“Fiscal Year” means, with respect to Debtor, Debtor's fiscal year for financial accounting purposes. Debtor’s Fiscal Year ends on December 31.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and, including, without limitation, a security interest, pledge or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

“Person” shall mean any natural person, corporation, partnership, firm, association, governmental authority or any other entity whether acting in an individual, fiduciary, or other capacity.

“Requirements of Law” shall mean, with respect to any Person, the articles or certificate of incorporation, bylaws, partnership agreement, trust agreement, operating agreement or other organizational or governing documents of such Person, and any material law, treaty, rule or regulation, or a final and binding determination, order, judgment or decree of any arbitrator, court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Senior Creditors” shall have the meaning given to such term in the introductory paragraph hereof.

“Senior Debt” shall mean (i) all Debt now or hereafter existing or owed by Debtor to Senior Creditors pursuant to the Senior Loan Agreements with a principal amount up to the Maximum Principal Amount, any Senior Loan Document or any instruments or other documents executed by Debtor with or in favor of Senior Creditors in connection therewith, as such agreements may be amended, supplemented, modified, extended, restated or replaced, and whether for principal, premium, interest (including all interest accruing after the initiation of any Debtor Relief Proceeding, whether or not allowed), fees, expenses, indemnities or otherwise; and (ii) all Debt owed by Debtor to Senior Creditors in connection with any refinancing, refunding, restructuring or replacement of all or any part of the Senior Debt described in clause (i) (including all such Debt arising after the commencement of any Debtor Relief Proceeding).

“Senior Debt Default” shall mean a “Default” or an “Event of Default” under the Senior Loan Agreement.

“Senior Debt Payment Default” shall mean a default in the payment when due of principal or interest under the Senior Loan Documents.

“Senior Loan” shall have the meaning given to such terms in the Recitals hereto.

“Senior Loan Agreement” shall have the meaning given to such term in the Recital hereto.

“Senior Loan Documents” shall have the meaning given to such term in the Senior Loan Agreement.

“Subordinated Creditors” shall have the meaning given to that term in the introductory paragraph hereof.

“Subordinated Debt” shall mean (i) all Debt now or at any time owed by Debtor to Subordinated Creditor pursuant to the Subordinated Debt Instrument (including all such Debt arising after the commencement of any Debtor Relief Proceeding); and (ii) all Debt owed by Debtor in connection with any permitted refinancing, refunding, restructuring or replacement of all or any part of the Debt described in clause (i) (including all such Debt arising after the commencement of any Debtor Relief Proceeding).

“Subordinated Debt Instrument” shall have the meaning given to that term in the Recitals hereto.

“Subordinated Debt Interest Payment” shall mean any Subordinated Debt Payment in respect of the interest payable in respect of the outstanding principal amount of the Subordinated Debt Instrument.

“Subordinated Debt Payment” shall mean any direct or indirect payment, prepayment, reduction or discharge of any of the Subordinated Debt, whether such payment, prepayment, reduction or discharge is effected by Debtor, any guarantor of Subordinated Debt, any trustee or receiver for the estate or property of any of the foregoing or any other Person through direct payment, redemption, purchase, refinancing, setoff, cancellation, issuance of securities, any action on the Subordinated Debt Instrument, transfer of assets or distribution to creditors in any Debtor Relief Proceeding or otherwise.

“Subordinated Debt Principal Payment” shall mean any Subordinated Debt Payment in respect of the principal amount of no more than One Million dollars ($1,000,000) payable to Subordinated Creditor under the terms of the Subordinated Debt Instrument.

EXHIBIT A

Subordinated Debt Instrument